UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 21, 2003

Commission File Number:  000-25939

THE KELLER MANUFACTURING COMPANY, INC.
(Exact name of registrant as specified in its charter)

Indiana		35-0435090
(State or other jurisdiction of incorporation or organization)		(IRS Employer Identification No.)

701 N. Water Street, Corydon, Indiana		47112
(Address of principal executive offices)		(Zip Code)

(812) 738-2222
(Registrant's telephone number, including area code)

Item 5.    Other Events and Regulation FD Disclosure.

        On November 21, 2003, The Keller Manufacturing Company, Inc. (the “Company”) announced that it has entered into a Real Estate Sales Purchase Agreement dated November 21, 2003 (the “Purchase Agreement”), with the Young Men’s Christian Association of Harrison County, Inc. (the “YMCA”) for the sale of the Keller Sports Park, a 44 acre space located in Corydon, Indiana, where a baseball and soccer complex is currently under construction. Under the terms of the Agreement, the YMCA will pay the Company a total of $500,000 to purchase the Keller Sports Park. Pursuant to the terms of the Agreement, the sale will close on or prior to January 31, 2004. In connection with the execution of the Agreement, the YMCA has paid to the Company $100,000 earnest money, and will pay the remaining $490,000 at the closing of the sale.

        A copy of the Agreement is filed herewith as Exhibit 10.1. A copy of a joint press release issued by the Company and the YMCA regarding this transaction is filed herewith as Exhibit 99.1

Item 7.    Financial Statements and Exhibits.

        The following exhibits are filed as a part of this report:

        (a)        Not applicable.

        (b)        Not applicable.

        (c)        Exhibits

10.1	Real Estate Purchase Agreement by and between the Keller Manufacturing Company, Inc. and Young Men’s Christian Association of Harrison County, Inc., dated November 21, 2003.

99.1	Press Release dated November 21, 2003.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 21, 2003	The Keller Manufacturing Company, Inc. By: /s/ David T. Richardson David T. Richardson Chief Financial Officer